Exhibit 99.1
Mineralys Therapeutics Announces $120 Million Private Placement Financing
RADNOR, Pa., February 8, 2024 – Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, chronic kidney disease (“CKD”) and other diseases driven by abnormally elevated aldosterone, today announced that it has entered into a securities purchase agreement with institutional accredited investors to sell securities in a private placement financing (the “PIPE”) for gross proceeds of approximately $120 million, before deducting estimated fees and expenses.
The financing was led by new investor TCGX and existing investor RA Capital Management, with participation from new investors OrbiMed and Venrock Healthcare Capital Partners, along with several existing investors including Samsara BioCapital and a large investment management firm.
In the PIPE, Mineralys is selling an aggregate of approximately 8.9 million shares of its common stock (or pre-funded warrants in lieu thereof) at a price of $13.50 per share (or $13.499 per pre-funded warrant). The pre-funded warrants will have an exercise price of $0.001 per share of common stock, will be immediately exercisable and will not expire. The PIPE is expected to close on February 12, 2024, subject to customary closing conditions.
Mineralys expects to use the net proceeds from the PIPE to fund the research and development of lorundrostat, and for working capital and general corporate purposes.
BofA Securities and Evercore are acting as placement agents to the Company in connection with the PIPE.
The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Mineralys has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock and shares of common stock issuable upon the exercise of the pre-funded warrants issued in this PIPE.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About Mineralys
Mineralys Therapeutics is a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, CKD and other diseases driven by abnormally elevated aldosterone. Its initial product candidate, lorundrostat, is a proprietary, orally administered, highly selective aldosterone synthase inhibitor that Mineralys Therapeutics is developing for cardiorenal conditions affected by abnormally elevated aldosterone, including hypertension and CKD. Mineralys is based in Radnor, Pennsylvania, and was founded by Catalys Pacific.
Forward Looking Statements
Mineralys Therapeutics cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to, statements regarding: the timing, size and expectation of the closing of the PIPE; and expectations regarding market conditions, the satisfaction of customary closing conditions related to the PIPE and the anticipated use of proceeds therefrom. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed financing; and other risks described in our filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Contact:
Investor Relations
investorrelations@mineralystx.com

Media Relations
Tom Weible
Elixir Health Public Relations
Phone: (1) 515-707-9678
Email: tweible@elixirhealthpr.com